SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Acquicor Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2650200

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4910 Birch St., #102, Newport Beach, California	92660

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.      ☐

Securities Act registration statement number to which the form relates: 333-128058
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Units	American Stock Exchange

Common Stock, $0.0001 par value	American Stock Exchange

Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.      Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the units, common stock and warrants of Acquicor Technology Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-128058), filed with the Securities and Exchange Commission on September 2, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2.       Exhibits.

Exhibit
Number	Description
3 .1	Amended and Restated Certificate of Incorporation*

3 .2	Bylaws*

3 .3	Certificate of Amendment to the Bylaws*

4 .1	Specimen Unit Certificate*

4 .2	Specimen Common Stock Certificate*

4 .3	Specimen Warrant Certificate*

4 .4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company*

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Acquicor Technology Inc.
Date: March 10, 2006	By:	/s/ Gilbert F. Amelio
Gilbert F. Amelio, Chief Executive Officer